UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2004

FIRST CAPITAL INCOME PROPERTIES, LTD. – SERIES XI

(Exact name of Registrant as Specified in Its Charter)

Illinois	0-15538	36-3364279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 North Riverside Plaza, Suite 700, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 207-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

The General Partner is in the process of dissolving the Partnership pursuant to a Plan of Dissolution dated December 29, 2004, a copy of which is filed herewith and incorporated herein by reference thereto. This process will be completed on December 29, 2004, at which time a final liquidating distribution will be mailed to Limited Partners. As a result, the General Partner has instructed its transfer agent to suspend the transfer of Limited Partnership Units effective December 20, 2004. If the General Partner is unable to dissolve the Partnership as planned the suspension upon the transfer of Limited Partnership Units will be lifted.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit
2.1	Plan of Dissolution

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST CAPITAL INCOME PROPERTIES, LTD. – SERIES XI
(Registrant)

By: First Capital Financial, L.L.C., its General Partner

By:	/s/ Philip G. Tinkler
Name:	Philip G. Tinkler
Title:	Vice President - Finance and Treasurer

Date: December 20, 2004

FIRST CAPITAL INCOME PROPERTIES, LTD. – SERIES XI

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Plan of Dissolution